Exhibit 99.2

2015 GOALS & OBJECTIVES
• Increase same-store fuel gallons sold 1% with an
average margin of 15.3 cents per gallon
• Increase same-store grocery & other merchandise sales
5.3% with an average margin of 32.1%
• Increase same-store prepared food & fountain sales
9.5% with an average margin of 60%
• Build or acquire 72 to 108 stores and replace 25 existing
locations

24 HOUR CONVERSIONS
• 725 stores operate 24 hours
• 605 stores were converted to 24 hour operations
• FY 2011 – 75 stores
• FY 2012 – 200 stores
• FY 2013 – 200 stores
• FY 2014 – 130 stores
• Projected FY 2015 - 100 stores

24 HOUR CONVERSIONS • Prepared food & fountain sales up 20% to 30% in the first year • Grocery & general merchandise up 15% to 20% in the first year • 10% lift in customer count in the first year

MAJOR REMODELS • 896 total E & G style stores in the chain • 230 E & G remodels completed • FY 2011 – 130 stores • FY 2013 – 75 stores • FY 2014 – 25 stores • Projected FY 2015 – 25 stores

MAJOR REMODELS
• More than a 30% lift in prepared food & fountain sales in
the first year
• More than a 10% lift in sales in grocery & other
merchandise in the first year
• 10% lift in customer count in the first year

PIZZA DELIVERY • 355 stores deliver pizza • FY 2012 – 75 stores • FY 2013 – 200 stores • FY 2014 – 80 stores • Projected FY 2015 – 75 stores

PIZZA DELIVERY • 30% to 40% lift in pizza sales • 20% to 30% lift in prepared food & fountain sales

FUEL SAVER PROGRAM

FISCAL 2015 CAPITAL BUDGET
New stores & acquisitions $200 – 250 million
Replacement stores $57 million
Major remodels $13 million
Transportation $17 million
Information systems $18 million
General maintenance $40 million
Distribution center $15 million
Total $360 – 410 million

AVERAGE CAPITAL INVESTMENT New stores/replacements O-2 style $3.0 million P style $2.3 million Acquisitions (including rebranding) $2.0 million Major remodels $0.5 million

STORE GROWTH • New stores: • 29 new stores under construction • 36 new sites under contract • 24 acquisitions completed (3 closed) • 5 written agreements • Acquisitions:

REPLACEMENT STORES • 24 replacement sites under construction • 33 replacement sites under contract

RENEWABLE IDENTIFICATION NUMBERS (RINS)

EBITDA (IN THOUSANDS)

DIVIDEND (PER SHARE)

STOCK PRICE PERFORMANCE